SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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interWAVE Communications International, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                Following is the text of a form of e-mail message sent by William E. Gibson, Chairman of the Board of Directors of interWAVE Communications International, Ltd. (the “Company”) on December 2, 2003 and the text of a form of e-mail message sent by Cal R. Hoagland, Senior Vice President and Chief Financial Officer of the Company, on December 2 and 3, 2003, in connection with the Company’s Annual Meeting of Shareholders to be held on December 5, 2003.

* * * * *

To [shareholder contact]

[Shareholder] is a major shareholder in interWAVE.  We are turning the company around — last quarter was cash flow positive.  We have not received your proxy vote.

We have a new CEO new Chairman and on our way to a positive outcome.  We need your vote in the proxy.  See attachment.  It should be faxed Wells Fargo 651 450 4078 (transfer agent).

[Shareholder] has [number of shares] shares.

Please let us hear from you soon.  Our annual meeting is Friday Dec 5th.  I am available at [telephone number] or our CFO Cal Hoagland at [telephone number].

Regards

Bill Gibson
Chairman of the Board

* * * * *

Dear [shareholder contact],

I am the Chief Financial Officer of Interwave.  [Shareholder] holds a sizable share interest (~[number of shares]) in Interwave (IWAV).  And we have our annual shareholders meeting this Friday morning.  Our proxy has two matters to be voted on by our shareholders — two directors and our auditors.  It appears [shareholder] has not yet voted its proxy.

I am approaching my larger investors, to introduce myself, and yes, solicit your vote.  Individual votes may matter much by themselves, though they do cummulate.  Please note we have new management — specifically we have a new Chairman and a new CEO.  We have become quarterly cash positive, and we a driving for profitability.  And we have just closed a $5M round of financing.  They are committed to prudent financial growth and management, as well as maximizing shareholder value, as is the full executive management team.

The two directors up for vote this annual meeting are both active board members and very active members of the audit committee — they are fully engaged in engineering our financial turnaround.  The board unanimously nominated them and management strongly endorses them.  A yes vote from [shareholder] would be greatly appreciated.

A proxy card you can complete and fax is attached.  Please fax it to 651-450-4078 today or tomorrow, as the shareholder meeting is this Friday.  Thank you in advance.

I welcome your call.

Sincere regards,

Cal
Cal Hoagland
SVP & CFO
Interwave Communications